MIRANDA GOLD CORP.
Unit 1 – 15782 Marine Drive
White Rock, B.C. V4B 1E6

Tel:  (604) 536-2711
Fax: (604) 536-2788

Certification of CEO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Miranda Gold Corp. (the “Company”) on Form 20-F for the year ended August 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Kenneth D. Cunningham, as President and Chief Executive Officer of the Company hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 13, 2012

“signed” Kenneth D. Cunningham

Kenneth D. Cunningham, President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.